SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14 (a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement          [ ]  Confidential, for Use  of the
                                               Commission Only (as permitted
[X]  Definitive proxy statement                by Rule 14a-6(e) (2) )

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               VIALOG CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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
[ ] Fee paid previously with preliminary materials.

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[ ] Check  box  if  any  part  of  the  fee is offset as  provided  by  Exchange
    Act  Rule 0-11  (a)  (2)  and  identify the filing for which the  offsetting
    fee  was  paid  previously.   Identify  the  previous filing by registration
    statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3)      Filing party:

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(4)      Date filed:

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

                               VIALOG CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 29, 2000


Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of VIALOG Corporation (the "Company") to be held on June 29, 2000, at 10:00 a.m., at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts.

         At this meeting, you will be asked to vote upon the following matters:

         1. To elect two Class III directors to the board of directors to hold office until the annual meeting of stockholders in 2003; and

         2. To transact any other business as may properly come before the meeting and at any adjournment of the meeting.

         Stockholders of record at the close of business on May 26, 2000 will be entitled to vote at this meeting and at any adjournment of the meeting.

         Please mark, sign, date and return the enclosed form of proxy as promptly as possible to assure your representation at the meeting. If you attend the meeting, you may vote in person even if you have returned a proxy.


                                              By Order of the Board of Directors


                                              /s/ David L. Lougee,
                                              -----------------------
                                              David L. Lougee, Clerk
June 1, 2000

                               VIALOG CORPORATION
                    35 NEW ENGLAND BUSINESS CENTER, SUITE 160
                          ANDOVER, MASSACHUSETTS 01810


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS


         We are furnishing this proxy statement to our stockholders in connection with the solicitation by our board of directors of proxies for use at the annual meeting of stockholders to be held on Thursday, June 29, 2000 at 10:00 a.m. at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, and any adjournment thereof. A copy of our 1999 Annual Report to Stockholders is being mailed with this proxy statement to each stockholder entitled to vote at the meeting. This proxy statement and accompanying proxy materials will first be mailed to all stockholders entitled to vote at the meeting beginning June 1, 2000.


Voting and Proxies

         The Company's board of directors has fixed the close of business on May 26, 2000 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting. Accordingly, only holders of record of shares of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the annual meeting and any adjournment thereof. At the close of business on May 26, 2000, 9,418,730 shares of the Company's common stock were outstanding.

         Each holder of record of shares of the Company's common stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, on any matter that may properly come before the annual meeting. The presence in person or by properly executed proxy of the holders of a majority of the shares of the Company's common stock outstanding on the record date is necessary to constitute a quorum at the annual meeting. Directors will be elected at the annual meeting by a plurality of the votes cast by the stockholders entitled to vote at the election. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee record holders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast although they will count toward the presence of a quorum. The failure of a broker to return a signed proxy card will result in the shares held of record by such broker not being counted towards the determination of a quorum.

Proxy Voting and Revocation

         All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. Where a choice is specified as to the election of the nominees for director, the proxies will be voted in accordance with the specification. If no choice is specified, the persons named in the proxies intend to vote for the election of the nominees for director.

         The board of directors does not know of any matters, other than the matters described in this Proxy Statement, which are expected to be presented for consideration at the annual meeting. If any other matters are properly presented for consideration at the annual meeting, the persons named in the accompanying proxy will have discretion to vote on such matters in accordance with their best judgment.

         Stockholders of the Company who execute proxies may revoke them at any time before such proxies are voted by filing with the Clerk of the Company at or before the annual meeting a written notice of revocation bearing a later date than the proxy or by executing and delivering to the Clerk of the Company at or before the annual meeting later-dated proxies relating to the same shares. Attendance at the annual meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the Clerk of the Company in writing at any time prior to the voting of the proxy.

Solicitations

         Proxies are being solicited by and on behalf of the board of directors. The Company will bear the entire cost of solicitation of proxies. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically engaged or compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Under the Company's By-laws, the board of directors consists of such number as the Stockholders of the Company shall determine but not less than three. The board of directors may enlarge the number of directors in its discretion. The board of directors has set the number of directors at seven. The board is classified into three classes, as nearly equal in number as possible, whose terms of office expire at different times in annual succession.

         There are two Class III directors whose terms expire at the 2000 annual meeting: Kim A. Mayyasi and David L. Lougee. Mr. Mayyasi and Mr. Lougee are nominees for re-election as Class III Directors.

         A third Class III director position and a Class II director position (whose term expires at the annual meeting of stockholders in 2002) are currently vacant. Proxies cannot be voted for a greater number of persons than the nominees named in this Proxy Statement.

         If the two nominees are elected, there will be two directors (Edward M. Philip and Richard G. Hamermesh) whose terms expire at the annual meeting of the Company's stockholders in 2001, one director (Joanna M. Jacobson) whose term expires at the annual meeting of the Company's stockholders in 2002 and two directors whose terms expire at the annual meeting of the Company's stockholders in 2003 (Kim A. Mayyasi and David L. Lougee).

         The members of each class of directors are elected to serve a three-year term. It is intended that the persons named on the proxy card as proxies will vote shares of the Company's common stock so authorized for the re-election of Mr. Mayyasi and Mr. Lougee to the board of directors. The board of directors expects that the nominees will be available for election; but if they or one of them should become unavailable, it is intended that the proxy would be voted for a nominee or nominees who would be designated by the board of directors, unless the number of directors is reduced.

         Mr. Mayyasi and Mr. Lougee will serve until the annual meeting of the Company's stockholders in 2003 and until their successors are elected and qualified or their earlier death, resignation or removal. The nominees are currently directors of the Company, and the nominees have agreed to serve as directors if elected at the annual meeting.

         The board of directors recommends a vote FOR the election of the nominees described above.

         The biographical summary of the nominees for director of the Company, and the other directors of the Company, appear below under the heading "Board of Directors and Executive Officers."


                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

   Our directors and executive officers are as follows:

Name                                  Age   Position
----                                  ---   --------
Kim A. Mayyasi(1)....................  43   President, Chief Executive Officer and Director
Michael E. Savage....................  41   Senior Vice President and Chief Financial Officer
Robert F. Saur.......................  39   Chief Information Officer
Robert F. Moore......................  45   Senior Vice President, Core Services
Joanna M. Jacobson(2)................  40   Director
David L. Lougee(1)(2)................  60   Director
Richard G. Hamermesh(1)..............  52   Director
Edward M. Philip (2).................  35   Director

-------------------------
(1)  Member of the compensation committee.
(2)  Member of the audit committee.

         KIM A. MAYYASI has been President, Chief Executive Officer and a director since July 1999. From June 1994 to June 1999, Mr. Mayyasi served as

Managing Partner of Hill, Holliday, Connors, Cosmopulos, Inc., a nationally recognized advertising agency owned by The Interpublic Group of Companies, Inc.

         MICHAEL E. SAVAGE has been Senior Vice President and Chief Financial Officer since September 1999. From May 1997 to August 1999, Mr. Savage served as Chief Financial Officer of Digital City, a subsidiary of American Online, Inc. From May 1994 to May 1997, Mr. Savage served as Chief Financial Officer and Vice President of World Corp., the holding company of World Airways, Inc. and InteliData Technologies Corp.

         ROBERT F. MOORE joined the Company in November 1997 as Vice President Marketing and Business Development. In April 1999, Mr. Moore became Senior Vice President, Core Services. Mr. Moore served as Vice President Sales and Marketing for Citizens Communication Corporation, a division of Citizens Utilities, Inc. from March 1997 to October 1997. From January 1994 to December 1996, Mr. Moore served as a Senior Vice President of Hill, Holliday, Connors, Cosmopulos, Inc.

         ROBERT F. SAUR has been Chief Information Officer since October 1999. From May 1992 to October 1999, Mr. Saur was Chief Information Officer for Cambridge Technology Partners, a management consulting and systems integration firm.
         JOANNA M. JACOBSON served as a consultant to the Company prior to, and became a director of, the Company in November 1997. Since November 1999, Ms. Jacobson has been a Senior Lecturer in the Entrepreneurial Management/Service Management Unit at the Harvard Business School. From April 1996 to July 1999, Ms. Jacobson served as President of Keds Corp., a distributor of athletic footwear and a division of Stride-Rite Corporation. From February 1995 to March 1996, she was a partner in Core Strategy Group, a strategic marketing consulting firm. Ms. Jacobson currently serves as a director of Stride Rite Corp.

         DAVID L. LOUGEE became a director of the Company in November 1997. Mr. Lougee has been Managing Partner of the law firm of Mirick, O'Connell, DeMallie & Lougee, LLP for more than the last five years. Mr. Lougee is also a director of Meridian Medical Technologies, Inc., a public company in the medical devices and drug delivery business. Mirick, O'Connell, DeMallie & Lougee, LLP serves as the Company's outside general counsel.

         RICHARD G. HAMERMESH became a director of the Company in June 1998. Dr. Hamermesh is a founder and Managing Partner of The Center for Executive Development, an executive education consulting firm in Cambridge, Massachusetts. Dr. Hamermesh currently serves as director of two public companies--BE Aerospace, Inc., a manufacturer of interior products for aircraft cabins, and Applied Extrusion Technologies Inc., a manufacturer of oriented polypropylene films used in consumer product labeling, flexible packaging and overwrap applications.

         EDWARD M. PHILIP became a director of the Company in February 1999. He has served as Chief Financial Officer and Secretary of Lycos, Inc. since December 1995 and Chief Operating Officer since December 1996. From July 1991 to December 1995, Mr. Philip was employed by The Walt Disney Company where he served in various finance positions, most recently as Vice President and Assistant Treasurer. Mr. Philip is also a director of Allscripts, Inc., which provides physicians with Internet and client/server medication management solutions.

Board of Directors

         The board of directors meets periodically throughout the year and holds special meetings as required. The board met eight times during 1999. The board of directors has assigned certain responsibilities to the audit committee and the compensation committee. No director of the Company attended fewer than 75% of the total meetings of the board and committee meetings on which such board member served in 1999 during the period such board member was a director.

         The members of the audit committee during 1999 were Ms. Jacobson, Mr. Lougee and Mr. Philip, who was appointed to the audit committee in July 1999. The audit committee held one meeting during 1999. The audit committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by its independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to internal accounting, auditing and financial controls, and makes recommendations to the board of directors on the engagement of the independent accountants, as well as other matters which may come before it or as directed by the board of directors.

         From January 1999 to June 1999, the compensation committee consisted of Mr. Lougee, Ms. Jacobson and Glenn D. Bolduc. In June 1999, Mr. Mayyasi replaced Mr. Bolduc on the compensation committee. In July 1999, Mr. Hamermesh replaced Ms. Jacobson on the compensation committee. The compensation committee held no formal meetings during 1999. The compensation committee assists in the administration of our compensation programs, including the 1996 and 1999 Stock Plans, and performs such other duties as may from time to time be determined by the board of directors.

         Our executive officers are elected annually by the directors and serve at the discretion of the directors. There are no family relationships among our directors and executive officers.

                             MATERIAL RELATIONSHIPS
                         AND RELATED PARTY TRANSACTIONS

         The following is a description of transactions since January 1, 1999 to which we have been a party and in which the amount involved exceeded $60,000 and any director, executive officer or security holder that we know owns more than five percent of our capital stock during 1999 had or will have a direct or indirect material interest.

         David L. Lougee, one of our directors, is a partner of Mirick, O'Connell, DeMallie & Lougee, LLP, the law firm we currently retain as legal counsel. In 1999, we paid Mirick, O'Connell, DeMallie & Lougee, LLP an aggregate of approximately $692,000 in legal fees and expenses for legal services.

         The Company provides teleconferencing services to customers of a company owned by Susan C. Hassett, spouse of John J. Hassett, a stockholder who owns more than five percent of our capital stock, for which we recorded revenues of $178,184 in 1999.

         On November 6, 1997, we entered into a stockholder agreement with Mr. Hassett that provides, among other things, that while any senior notes or other obligation of the Company or our operating centers (as subsidiary guarantors) with respect to the senior notes remain outstanding:

         o With respect to all matters submitted to a vote of our stockholders regarding the appointment, election or removal of directors or officers of the Company, Mr. Hassett will vote any shares of our voting stock over which he has direct or indirect voting power in the same proportion as the votes cast in favor of and against the particular matter voted upon, by all of our other stockholders; and

         o Mr. Hassett will not serve as a director or officer of the Company or any subsidiary.

         In 1999, Mr. Hassett provided consulting services to the Company in consideration of fees totaling $30,000.

                Security Ownership of Certain Beneficial Owners,
                    Directors and Management of the Company

         The following table provides information regarding the beneficial ownership of our outstanding common stock as of May 15, 2000 by:

         o each person or group that we know owns more than 5% of the common stock,

         o      each of our directors,

         o      each of our executive officers, and

         o      all of our directors and executive officers as a group.

         Beneficial ownership is determined under rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock that we may issue upon the exercise of options or warrants currently exercisable or exercisable within 60 days of May 15, 2000 are deemed outstanding for computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Except as we otherwise indicate, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power over the number of shares listed opposite their names. The address for each stockholder below is c/o VIALOG Corporation, 35 New England Business Center, Suite 160, Andover, MA 01810. At the close of business on May 15, 2000, there were 9,141,854 shares of our common stock issued and outstanding.

                                                      Shares Issuable       Number of Shares
                                                    pursuant to Warrants   Beneficially Owned
                                                        and Options          (Including the
                                                        Exercisable             Number of
                                                           within                 Shares
                                                         60 days of            shown in the      Percentage of
Name of Beneficial Owner                                May 15, 2000           first column    Shares Outstanding
------------------------                                ------------           ------------    ------------------
John J. Hassett...................................                0               785,562             8.59%
Robert F. Moore...................................          126,505               126,505             1.36%
Kim A. Mayyasi....................................          100,006               100,006             1.08%
David L. Lougee...................................           35,678                86,178                *
Joanna M. Jacobson................................           37,010                37,010                *
Richard G. Hamermesh..............................           34,346                34,336                *
Edward M. Philip..................................           30,010                30,010                *
Michael E. Savage.................................            4,170                 4,170                *
Robert F. Saur....................................                0                     0                *
All executive officers and directors as a group
   (8 persons)....................................          367,725               418,215             4.40%

-------------------------
* Less than 1%.

                             EXECUTIVE COMPENSATION

         Summary Compensation. The following table summarizes the compensation earned by the two individuals who served as the Company's Chief Executive
Officer in 1999 and the Company's executive officers who earned more than $100,000 in salary and bonus in 1999 (the "named executive officers"). The compensation summarized in this table does not include medical, group life insurance, or other plan benefits that are available generally to all of the Company's salaried employees, or perquisites or other personal benefits that do not in the aggregate exceed the lesser of either $50,000 or 10% of the officer's salary and bonus.

                           Summary Compensation Table

                                                                              Long-Term
                                                                          Compensation Awards
                                                                              Securities
                                              Annual Compensation             Underlying        All Other
      Name and Principal Position         Year   Salary ($)  Bonus ($)        Options (#)     Compensation(s)
      ---------------------------         ----   ----------  ---------        ----------      ---------------

Kim A. Mayyasi.......................     1999     177,692          0          250,000                 0
   President and CEO
Glenn D. Bolduc(1)...................     1998     261,923          0           40,000                 0
   Former President and CEO
                                          1999     121,846     50,000                0           149,153(2)
Michael E. Savage....................     1999      66,000     35,000          100,000                 0
   Senior Vice President and Chief
   Financial Officer
Robert F. Moore......................     1998     163,269          0           25,000                 0
   Senior Vice President, Core Services   1999     198,500     60,000          105,000                 0


-----------------------

(1) Mr. Bolduc resigned from his position as Chief Executive Officer and President on June 30, 1999, and as a director on December 31, 1999. As of December 31, 1999, Mr. Bolduc held an aggregate of 269,000 shares of restricted common stock worth approximately $840,625.
(2) Under the terms of the Severance Agreement dated June 8, 1999 between the Company and Mr. Bolduc, we paid Mr. Bolduc an aggregate of $149,153 in severance-related compensation in 1999.

         Option Grants in 1999. The following table summarizes all options granted to the named executive officers in 1999. Amounts reported in the last two columns represent hypothetical values that the holder could realize by exercising the options immediately before their expiration, assuming the value of the Company's common stock appreciates at the specified compounded annual rates over the terms of the options. These numbers are calculated based on the SEC's rules and do not represent the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings will depend on the timing of exercise and the future performance of the Company's common stock. The Company may not be able to achieve the rates of appreciation assumed in this table and the named executive officers may not receive the calculated amounts. This table does not take into account any appreciation in the price of the common stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

                                                 Option Grants in 1999

                                                    Individual Grants
                                 ---------------------------------------------------------        Potential
                                                                                             Realizable Value at
                                  Number of    Percent of Total                            Assumed Annual Rates of
                                  Securities    Options Granted                                  Stock Price
                                  Underlying    to Employees in   Exercise                 Appreciation for Option
                                   Options                          Price     Expiration             Term
                                                                                           -------------------------
           Name                  Granted (#)    Fiscal Year (%)   ($/Share)      Date        5% ($)       10% ($)
          -----------           ------------- ------------------ ----------- ------------ -----------  ------------
Kim A. Mayyasi                      250,000           18.27           3.34      7/1/09       525,127     1,330,774
Glenn D. Bolduc                           0               0              0                         0             0
Michael E. Savage                   100,000            7.31           3.56     11/11/09      224,075       567,850
Robert F. Moore                     105,000            7.67           4.03      4/5/09       266,116       674,392

         The exercise price of these options is the fair market value on the date of grant as determined under the Company's stock plans.

         If a named executive officer ceases to be employed by the Company, further vesting of the named executive officer's options ceases and all vested options expire 90 days after the date the named executive officer ceases to be employed by the Company.

         Fiscal Year-End Option Values. The following table provides information regarding the value of all unexercised options held by the named executive officers at the end of 1999. The value of unexercised in-the-money options represents the difference between the fair market value of our common stock on December 31, 1999 and the option exercise price, multiplied by the number of shares underlying the option. The closing sales price of the Company's common stock on December 31, 1999 was $3.125.

                               1999 Aggregated Option Exercises
                               and Fiscal Year-End Option Values


                                                         Number of Shares of Common
                                                        Stock Underlying Unexercised      Value of Unexercised
                               Shares                            Options at              In-the-Money Options at
                             Acquired on     Value           Fiscal Year-End (#)           Fiscal Year-End ($)
                                                        ------------------------------------------------------------
           Name             Exercise (#)  Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
         ----------         --------------------------- ------------------------------------------------------------
Kim A. Mayyasi                       0             0        41,670        208,330             0              0
Glenn D. Bolduc                235,000       657,075             0              0             0              0
Michael E. Savage                    0             0             0              0             0              0
Robert F. Moore                      0             0        62,419        137,581        31,500         32,816

Employment Agreement and Change-of-Control Provisions

         Mr. Mayyasi's employment offer letter provides for an annual base salary of $350,000 and an annual bonus of up to $100,000. If the Company terminates Mr. Mayyasi's employment without cause, we will pay Mr. Mayyasi or his estate his base salary and health insurance benefits for six months.

         Mr. Savage's employment agreement provides for an annual base salary of $195,000, a signing bonus of $35,000, and an annual bonus of up to 50% of his annual base salary. We may terminate his employment immediately with or without cause. Mr. Savage may terminate his employment agreement with 30 days prior written notice. If the Company terminates Mr. Savage's employment without cause, or in the event of Mr. Savage's death or his termination of his employment under certain circumstances set forth in the contract, we will pay Mr. Savage or his estate his base salary and health insurance benefits for six months.

         Mr. Moore's annual compensation is currently $230,000. Either party may terminate his employment without cause with 30 days prior written notice. If the Company terminates Mr. Moore's employment other than for cause, disability or death, we will pay Mr. Moore his base compensation and employee benefits for twelve months subject to adjustment if he finds new employment during the severance period. Mr. Moore is entitled to a $500 monthly automobile allowance.

         All unvested options held by Messrs. Mayyasi, Savage and Moore will vest and become immediately exercisable upon the occurrence of any of the following events:

         o     Our merger into or consolidation with another company,

         o The sale of substantially all of our assets to another company, or

         o The sale of more than 50% of our outstanding capital stock to an unrelated person or group.


         Mr. Bolduc resigned as the Company's President and Chief Executive Officer on June 30, 1999. Under the terms of Mr. Bolduc's severance agreement, we will continue to pay Mr. Bolduc his base salary and a $1,000 monthly car allowance for eighteen months beginning June 30, 1999. The Company also accelerated the vesting of two of Mr. Bolduc's stock options.

Director Compensation

         Directors who are also employees of the Company or one of its subsidiaries do not receive additional cash compensation for serving as directors. Each newly-elected director is granted an option to purchase 20,000 shares of common stock upon the director's election. Following each annual meeting of stockholders, each non-employee director then in office is granted an option to purchase 5,000 shares of common stock. Each non-employee director receives a $10,000 annual retainer payable quarterly in arrears. Additionally, each non-employee director receives $1,000 for attendance at each Board of Directors meeting and $500 for each committee meeting (unless held on the same day as a Board of Directors meeting). Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof or otherwise incurred in their capacity as Directors.

Compensation Committee Interlocks and Insider Participation

         From January 1999 and June 1999, the compensation committee consisted of Mr. Bolduc, Ms. Jacobson and Mr. Lougee. In June 1999, Mr. Mayyasi replaced Mr. Bolduc on the compensation committee. In July 1999, Mr. Hamermesh replaced Ms. Jacobson on the compensation committee. Mr. Lougee also serves as one of our directors and is Managing Partner of Mirick, O'Connell, DeMallie & Lougee, LLP, the Company's legal counsel. None of the Company's executive officers or directors serves as a member of the board of directors or compensation committee of any other entity that has an executive officer serving as a member of the Company's board of directors or compensation committee.


          Board Compensation Committee Report on Executive Compensation

Overall Policy

         The Company's executive compensation program is designed to be closely linked to corporate performance and return to stockholders by tying a significant portion of executive compensation to the Company's success. The overall objectives of this strategy are to provide competitive salaries necessary to attract and retain the highest quality talent, to reward performances that accomplish Company goals and priorities, and to provide incentives that link the executive officers' opportunities for financial reward with that of the stockholders.

         The compensation committee is responsible for setting and administering the policies that govern the compensation of the Company's executive officers. Generally, the three principal components of the compensation program for executive officers are base salary, bonus and equity-based incentives (typically stock options), although awards are not necessarily granted in all three categories every year. In reaching decisions on compensation, the compensation committee also takes into account the full compensation package provided by the Company to the officers, including severance plans, insurance, and benefits generally available to all employees of the Company.

         This report addresses the Company's compensation policies as they relate to compensation reported for 1999.

Salary Administration

         The ranges of appropriate base salaries for executives are determined based in part on analysis of salary data on positions of comparable responsibility within the teleconferencing industry. Specifically, the compensation committee has reviewed and considered the salary data contained in the American Electronics Association Executive Compensation Survey. Salaries of executive officers are reviewed periodically, and any adjustments are made by evaluating the performance of the Company and of each executive officer and taking into account any change in the executive's responsibilities. Exceptional performances are generally compensated with performance-related bonuses and stock options rather than raising base salaries, reflecting the compensation committee's increasing emphasis on tying pay to performance criteria.

Bonus Program

         Executives are eligible to receive bonuses based on the overall performance of the Company and based on individual achievement. Bonuses are awarded based upon the recommendation of the Chief Executive Officer and the compensation committee's evaluation of the executive officer's achievement of his or her goals.

Stock Option Program

         Under the Company's 1996 and 1999 Stock Plans, the Company may grant stock options and stock appreciation rights to any or all of the Company's directors, employees, officers, and consultants. The compensation committee believes that long-term incentive awards, such as stock options, link the executive's opportunity for financial reward with that of the stockholders, in that the value of an executive's stock options increases as the value of the stockholders' shares increases. The compensation committee or board of directors grants options to executive officers in order to continue to incentivize the officers towards the achievement of the Company's long term goals.

Compensation of the Chief Executive Officer

         Mr. Bolduc resigned as the Company's Chief Executive Officer and President on June 30, 1999. Prior to his resignation, Mr. Bolduc's base compensation was paid pursuant to an employment contract negotiated with the Company in 1996, as amended in May of 1997. In 1998, the compensation committee elected to increase Mr. Bolduc's base compensation by approximately six percent, consistent with the percentage increase given to a majority of the employees of the Company, and reflecting the compensation committee's goal to reward performance mainly through a bonus award. In 1999, the board of directors elected to grant Mr. Bolduc a bonus of $50,000 in recognition of Mr. Bolduc's role in the Company's successful February 1999 acquisition of three additional conferencing companies. Mr. Bolduc was not granted stock options or other stock awards in 1999.

         In accordance with the terms of the Severance Agreement dated June 8, 1999 between the Company and Mr. Bolduc, the Company paid Mr. Bolduc an aggregate of $149,153 in severance-related compensation in 1999.

         Mr. Mayyasi became the Company's Chief Executive Officer and President in July 1999. Mr. Mayyasi's 1999 base compensation and stock option grant to purchase 250,000 shares of the Company's common stock were based on the employment arrangement negotiated by the Company and Mr. Mayyasi prior to the commencement of his employment. Mr. Mayyasi was not awarded a bonus in 1999 but will be entitled to a bonus based on his performance during the one year period beginning July 1999 not to exceed $100,000 and as determined by the compensation committee.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                 Kim A. Mayyasi
                              Richard A. Hamermesh
                                 David L. Lougee


                             Stock Performance Chart

         The following chart compares the yearly stock market percentage change in the cumulative total stockholder return on the Company's common stock with the cumulative total return on the American Stock Exchange Market Index and the SIC Code Index for the SIC group code applicable to the Company (SIC group code 4813 -Telephone Communications Except Radiotelephone Communications). Since public trading of the Company's common stock did not commence until February 8, 1999, the chart assumes $100 was invested on February 8, 1999 in the Company's common stock and in each of the indices described above. The chart also assumes reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                            AMONG VIALOG CORPORATION
                      AMEX MARKET INDEX AND SIC CODE INDEX

                  [GRAPHIC - GRAPH PLOTTED POINTS LISTED BELOW]

Dates          Vialog Corporation       SIC Code Index         Amex Market Index
-----          ------------------       --------------         -----------------
2/8/99              100.00                   100.00                 100.00
3/31/99              78.49                    99.16                 101.05
6/30/99              65.12                   114.09                 113.01
9/30/99              67.44                   104.53                 113.40
12/31/99             58.14                   140.19                 128.83

             Section 16(a) Beneficial Ownership Reporting Compliance

         Due to an administrative error, the Company's November 11, 1999 grant to Robert F. Saur of a stock option to purchaser 50,000 shares of common stock was not reported on a Form 3 until February 10, 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of KPMG LLP, independent certified public accountants, served as auditors for the fiscal year ended December 31, 1999. The board of directors anticipates formally selecting KPMG LLP as auditors of the Company for the fiscal year ending December 31, 2000 shortly after the annual meeting of stockholders. A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2001 annual meeting of stockholders is required to submit such proposal to the Clerk of the Company on or before February 1, 2001. If any written proposals are submitted prior to June 30, 2000, they should be sent to:

                                    Vialog Corporation
                                    35 New England Business Center
                                    Suite 160
                                    Andover, MA 01810
                                    Attention:  Clerk

         All written proposals submitted after June 30, 2000 should be sent to the Company's new corporate offices at the following address:

                                    Vialog Corporation
                                    32 Crosby Drive
                                    Bedford, MA 01730
                                    Attention:  Clerk

         Any shareholder that intends to present a proposal that will not be included in the proxy statement for the Company's 2001 annual meeting must submit such proposal to the Clerk of the Company at Vialog Corporation, 32 Crosby Drive, Bedford, Massachusetts 01730 on or before April 17, 2001. Proposals submitted after that date will be considered untimely.

                                  OTHER MATTERS

         The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.



June 1, 2000



                                              By order of the Board of Directors
                                              David L. Lougee, Clerk

                                      PROXY

                               VIALOG CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 29, 2000

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Michael E. Savage and Richard E. Hamermesh and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on Thursday, June 29, 2000 at the Renaissance Bedford Hotel, located at 44 Middlesex Turnpike, Bedford, Massachusetts, at 10:00 a.m. local time, and at any and all adjournments thereof, as follows on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

[ X ] Please mark votes as in this example.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

     1. The election of the following directors for the terms specified:

        Nominees:     (01) Kim A. Mayyasi (3-year term),
                      (02) David L. Lougee (3-year term)


                         FOR         WITHHELD
                         [ ]            [ ]            MARK HERE
                                                       FOR ADDRESS  [ ]
                                                       CHANGE AND
                                                       NOTE BELOW
         EXCEPT
          [ ]

         ---------------------------------------------------------------

INSTRUCTION: To withhold authority to vote for any individual nominee, Mark `Except" and write that nominee's name in the space provided above.

Signature:                                  Date:
          ---------------------------------       ------------------------------

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting and any adjournment thereof.

     This proxy may be revoked at any time before it is voted by (i) filing with the Clerk of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy or (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Clerk of the Company at or before the Meeting. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     By signing below you acknowledge receipt from the Company prior to the execution of this Proxy, or a Notice of the Annual Meeting, a Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended December 31,1999.

     PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Signature:                                  Date:
          ---------------------------------       ------------------------------